UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/11/2006

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective July 11, 2006, Kreisler Manufacturing Corporation (the "Company") and one of the Company's subsidiaries, Kreisler Industrial Corporation, (collectively, the "Tenants"), entered into the Extension to Lease Agreement (the "Lease Extension Agreement") between T & T Investment Company (the "Landlord") with respect to the 52,000 sq. ft. facility located at 180 Van Riper Avenue, Elmwood Park, New Jersey from which the Tenants operate. The Tenants current Agreement of Lease (the "Lease Agreement") expires on September 30, 2006.

The Lease Extension Agreement extends the Lease Agreement through September 30, 2012 on the same terms and conditions as set forth in the Lease Agreement except for certain modifications to the Lease Agreement described below.

Pursuant to the Lease Extension Agreement, the total rent due from the Tenant to the Landlord is $1,872,000, which is payable as follows: years 1 and 2 - $286,000 per year, years 3 and 4 - $312,000 per year and years 5 and 6 - $338,000 per year. The yearly rent amount is paid in equal monthly increments.

The Tenant is currently undertaking an environmental cleanup project under the auspices of the New Jersey Department of Environmental Protection and the Tenant acknowledged in the Lease Extension Agreement its continuing obligation to remediate the leased property, pursuant to the provisions of the Lease Agreement.

Cost sharing provisions between the Tenants and the Landlord for specific building improvements were removed from the Lease Agreement.

The foregoing description is a summary of the material provisions of the Lease Extension Agreement. This summary is qualified in its entirety by reference to the Lease Extension Agreement which is attached to this current report on Form 8-K as Exhibit 10.1.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see Item 1.01 for a description of the Material Definitive Agreement.

The Lease Agreement states that, at the Landlord's option, the Tenant shall pay a late charge of five percent of any rent installment paid more than 10 days after the rent due date. The Lease Agreement further states that the Tenant shall pay all property taxes on the facility and provide insurance for the building.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit 10.1 Extension to Lease Agreement dated September 1, 2000 between Kreisler Manufacturing Corporation and Kreisler Industrial Corporation, as Tenant, and T & T Investment Company, as Landlord, and effective July 11, 2006

The foregoing description is a summary of the material provisions of the Lease Extension Agreement. This summary is qualified in its entirety by reference to the Lease Extension Agreement which is attached to this current report on Form 8-K as Exhibit 10.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: July 12, 2006	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1
Extension to Lease Agreement dated September 1, 2000 between Kreisler Manufacturing Corporation and Kreisler Industrial Corporation, as Tenant, and T & T Investment Company, as Landlord, and effective July 11, 2006